As filed with the Securities and Exchange Commission on August 13, 2019.

Registration No. 333-233104

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
Form S‑3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Dorian LPG Ltd.
(Exact name of registrant as specified in its charter)
Marshall Islands (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	66-0818228 (I.R.S. Employer Identification Number)

Dorian LPG Ltd.
c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, Connecticut 06902
(203) 674‑9900
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574‑1200 (Name, address and telephone number of agent for service)

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Copies to:
Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574‑1200 (telephone number) (212) 480‑8421 (facsimile number)

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Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻	Accelerated filer ⌧	Non-accelerated filer ◻
Smaller reporting company ◻	Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ⌧
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Shares, par value $0.01 per share
Preferred Shares, par value $0.01 per share
Debt Securities(4)
Warrants(5)
Purchase Contracts(6)
Rights(7)
Units(8)
Total		$500,000,000	$60,600*

*	Previously paid.
(1)
Such amount in U.S. dollars as shall result in an aggregate public offering price for all securities of $500,000,000. Also includes such indeterminate amount of debt securities, common shares and preferred shares as may be issued upon conversion or exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to General Instruction II.D of Form S-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Dorian LPG Ltd. pursuant to this registration statement exceed $500,000,000.  Dorian LPG Ltd. has previously paid $50,350 with respect to $500,000,000 aggregate initial offering price of securities previously registered and remaining unissued under the Registration Statement on Form S-3 (333-208375), filed by Dorian LPG Ltd. on December 7, 2015. Pursuant to Rule 457(p), such unutilized filing fees are being applied to the filing fee payable pursuant to this Registration Statement.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933 to be $60,600, which is equal to 0.0001212 multiplied by the proposed maximum aggregate offering price of $500,000,000.
(4)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000.

(5)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.
(6)	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.
(7)	There is being registered hereunder an indeterminate number of rights as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.
(8)
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000. Units may consist of any combination of the securities offered by Dorian LPG Ltd. registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-233104) of Dorian LPG Ltd. (the “Registration Statement”) is being filed solely for the purpose of incorporating by reference certain exhibits to the Registration Statement.  Accordingly, this Amendment No. 1 to the Registration Statement consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement including the exhibit index, and the signature page to the Registration Statement. No changes or additions are being made hereby to the existing prospectus and the balance of Part II of the Registration Statement, which are therefore omitted from this filing.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules
(a)          Exhibits
Exhibit Number	Description
1.1	Form of Underwriting Agreement (for equity securities)*

1.2	Form of Underwriting Agreement (for debt securities)*

3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 (Registration Number 333-194434)

3.2	Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 (Registration Number 333-194434)

3.3	Amendment to Articles of Incorporation, incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-1 (Registration Number 333-194434)

4.1	Form of Common Share Certificate, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (Registration Number 333-194434)

4.2	Form of Preferred Share Certificate*

4.4	Form of Warrant Certificate*

4.5	Form of Rights Certificate*

4.6	Form of Senior Debt Securities Indenture, incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (Registration Number 333-208375)

4.7	Form of Subordinated Debt Securities Agreement, incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-3 (Registration Number 333-208375)

4.8	Form of Warrant Agreement*

4.9	Form of Purchase Contract*

4.10	Form of Rights Agreement*

4.11	Form of Unit Agreement*

5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company***

8.1	Opinion of Seward & Kissel LLP, with respect to certain tax matters***

23.1	Consent of Deloitte Certified Public Accountants S.A***

23.2	Consent of Seward & Kissel LLP (included in its opinion filed as Exhibit 5.1)

23.3	Consent of Seward & Kissel LLP (included in its opinion filed as Exhibit 8.1)

24.1	Powers of Attorney (incorporated by reference to the signature page of this Registration Statement)

25.1	Form T-1 Statement of Eligibility of Trustee under Debt Indenture (senior indenture)**

25.2	Form T-1 Statement of Eligibility of Trustee under Debt Indenture (subordinated indenture)**
*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated by reference herein, if applicable.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.
***	Previously filed.
(b)          Financial Statements
The financial statements incorporated by reference into this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 13th day of August, 2019.

DORIAN LPG LTD.

By:	/s/ John C. Hadjipateras
Name: John C. Hadjipateras
Title: Chairman, President and Chief Executive Officer; President, Dorian LPG (USA) LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 13, 2019.

Signature	Title

/s/ John C. Hadjipateras	Chairman, President and Chief Executive Officer; President,
John C. Hadjipateras	Dorian LPG (USA) LLC (Principal Executive Officer)

/s/ *	Chief Financial Officer and Treasurer; Chief Financial Officer and Treasurer, Dorian LPG (USA) LLC
Theodore B. Young	(Principal Financial Officer and Principal Accounting Officer)

/s/ *	Director; Chief Executive Officer, Dorian LPG (USA) LLC
John C. Lycouris

/s/ *	Director
Thomas J. Coleman

/s/ *	Director
Ted Kalborg

/s/ *	Director
Øivind Lorentzen

/s/ *	Director
Malcolm McAvity

/s/ *	Director
Christina Tan

* By:	/s/ Gary J. Wolfe
Gary J. Wolfe
Attorney-in-fact